UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

December 11, 2017

Dear fellow shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 25, 2018. We will hold the meeting at 9:00 a.m., Central Time, at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report for the fiscal year ended September 30, 2017, which contain detailed information about us and our operating and financial performance. On or about December 11, 2017, we began mailing to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.

Sincerely,
/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 11, 2017
Notice of Annual Meeting of Shareholders
Dear shareholders:
The 2018 annual meeting of shareholders of Post Holdings, Inc. will be held at 9:00 a.m., Central Time, on Thursday, January 25, 2018, at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105. At the annual meeting, shareholders will consider the following matters:

1.	the election of three nominees for director;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018;

3.	advisory approval of the Company’s executive compensation;

4.	a vote to amend and restate our Amended and Restated Articles of Incorporation to remove the provision giving our Board of Directors the exclusive power to amend our Amended and Restated Bylaws; and

5.	any other business properly introduced at the annual meeting.
The close of business on November 28, 2017 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to shareholders on or about December 11, 2017.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and Annual Report. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2018 annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter except ratification of the appointment of our independent registered public accounting firm in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 25, 2018
This notice, the proxy statement attached to this notice, and our annual report to shareholders for the fiscal year ended September 30, 2017 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m. Central Time on Thursday, January 25, 2018

Place:	The Ritz-Carlton, St. Louis 100 Carondelet Plaza St. Louis, Missouri 63105

Record Date:	November 28, 2017

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting.

VOTING ITEMS

Item		Board Recommendation	Page Reference

Item 1	Election of Three Directors	For all nominees	11

Item 2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2018	For	14

Item 3	Advisory Approval of the Company’s Executive Compensation	For	45

Item 4	Vote to Amend and Restate the Company’s Amended and Restated Articles of Incorporation to Remove the Provision Giving the Company’s Board of Directors the Exclusive Power to Amend the Company’s Amended and Restated Bylaws	For	48

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 14, 2017. At our annual meeting, shareholders will be asked to elect the three director nominees in Class III listed in the table below.
 Class III - Directors whose terms expire at the 2018 annual meeting of shareholders and who are nominees for terms expiring at the 2021 annual meeting

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Jay W. Brown	2012	Retired Executive	Yes		✓		✓

Edwin H. Callison	2012	Executive Vice President of Corporate Development of Breakthru Beverage Group, LLC	Yes	✓	✓

William P. Stiritz	2012	Retired Executive & Chairman of the Board of Post Holdings, Inc.	No			✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance & Compensation Committee; EC - Executive Committee; SFOC - Strategy & Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

EXECUTIVE COMPENSATION
Our Board is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 16 and the executive compensation tables beginning on page 30 for additional details about our executive compensation programs.

AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REMOVE THE PROVISION GIVING THE COMPANY’S BOARD OF DIRECTORS THE EXCLUSIVE POWER TO AMEND THE COMPANY’S AMENDED AND RESTATED BYLAWS
The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws currently provide that our Board has the exclusive power to amend our Amended and Restated Bylaws. As a good corporate governance policy, our Board has approved the amendment and restatement of the Company’s Amended and Restated Articles of Incorporation to remove the provision giving our Board the exclusive power to amend the Company’s Amended and Restated Bylaws, and has approved an amendment and restatement of our Amended and Restated Bylaws to provide that the Company’s Amended and Restated Bylaws may be amended by either our Board or our shareholders. Missouri law and the Amended and Restated Articles of Incorporation require that an amendment of the Amended and Restated Articles of Incorporation be approved by our shareholders, and our Board is asking that our shareholders vote to approve the amendment and restatement of the Amended and Restated Articles of Incorporation. Please read Amendment and Restatement of Articles of Incorporation to Remove the Board’s Exclusive Power to Amend Bylaws beginning on page 48 for additional details.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
Our Board of Directors is soliciting proxies for the 2018 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2017 Annual Report to Shareholders will be available at www.envisionreports.com/POST beginning on December 11, 2017. On or about December 11, 2017, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on November 28, 2017. On the record date, there were 66,222,781 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 11, 2017, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Where and when is the annual meeting?
We will hold the annual meeting on Thursday, January 25, 2018, at 9:00 a.m., Central Time, at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:

1.	the election of the three nominees for director named in this proxy statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2018;

3.	advisory approval of the Company’s executive compensation;

4.
a vote to amend and restate the Company’s Amended and Restated Articles of Incorporation to remove the provision giving the Company’s Board of Directors the exclusive power to amend the Company’s Amended and Restated Bylaws; and

5.	any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “shareholder of record;”

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name;” and

•	shares credited to your account in our savings investment plan.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or the Internet.
How can I vote my shares?
You can vote by proxy or in person.

How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
Registered Shares:

•
Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 25, 2018.

•
Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 25, 2018.

•
Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a bank, broker or other institution, you will receive materials from that firm explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of the three nominees for director; “FOR” ratification of the appointment of our independent registered public accounting firm; “FOR” the proposal regarding advisory approval of the Company’s executive compensation; and “FOR” the amendment and restatement of the Company’s Amended and Restated Articles of Incorporation.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
If you wish to give a proxy to someone other than Jeff A. Zadoks or Diedre J. Gray, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
How can I revoke my proxy?
You may revoke a proxy in any one of the following four ways:

•	submit a valid, later-dated proxy;

•	vote again electronically after your original vote;

•	notify our corporate secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting.
How do I vote in person?
If you are a shareholder of record, you will need to bring appropriate identification and you may cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the holder of your shares as of November 28, 2017.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

How do I vote my shares in the savings investment plan?
If you are both a shareholder and a participant in our savings investment plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by 11:59 p.m., Eastern Time, on January 22, 2018, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee also will vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The election of each director nominee, the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2018, and the advisory approval of the Company’s executive compensation must be approved by a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote on the matter.
The amendment and restatement of the Company’s Amended and Restated Articles of Incorporation must be approved by a majority of the outstanding shares of the Company.
How are the voting results determined?
A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange (“NYSE”), and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file on or before January 31, 2018. You can obtain a copy of the Form 8-K by logging on to our website at www.postholdings.com, by calling the SEC at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for officers and employees, our Board of Directors code of ethics, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. The Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. The guidelines contain categorical standards our Board uses to make its determination as to the materiality of the relationships of each of our directors. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Stiritz, our Chairman of the Board, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors meet regularly without the presence of management. These sessions are normally held following or in conjunction with regular Board meetings. The Chairman of the Board, or the chairman of the committee then in session, acts as the presiding director during executive sessions.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors, and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Brown currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Brown has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Brown on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters. Mr. Brown also consults regularly with the Company’s independent compensation consultant, Aon Hewitt, and works closely with Aon Hewitt to develop proposals for the design of our executive compensation plan, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Ethics
Our code of conduct for officers and employees, applicable to all corporate officers and employees, sets forth our expectations for the conduct of business by corporate officers and employees. Our directors have adopted, and are required to abide by, our Board of Directors code of ethics. We intend to post amendments to or waivers from (to the extent applicable to one of our corporate officers or directors) these documents on our website.

Conflicts of Interest
Pursuant to our code of conduct for officers and employees and Board of Directors code of ethics, each director and corporate officer has an obligation not to engage in any transaction that could be deemed a conflict of interest. Our directors may not engage in any transaction that could impact their independence as members of the Board of Directors.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
The Committee has adopted standing pre-approval of certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions, and (iii) certain banking related services. The Committee believes these transactions are immaterial to us and to any director or corporate officer. No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Structure of the Board of Directors
The Board of Directors is currently comprised of nine members. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.
Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2017. During fiscal year 2017, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she serves, except Ms. Harshman who was appointed to the Board of Directors effective October 1, 2017, after the conclusion of fiscal year 2017. Because our annual meeting is purely routine in nature, our corporate governance guidelines do not require the directors to attend the annual meeting of shareholders, and accordingly, two directors attended the 2017 annual meeting of shareholders. As of November 14, 2017, the Board and committee members were as follows:

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Jay W. Brown	•		Δ		•
Edwin H. Callison	•	•	•
Gregory L. Curl	•	•			•
Robert E. Grote	•		•
David W. Kemper	•	•
David P. Skarie	•	Δ		•
Ellen F. Harshman	•	•
Meetings held in fiscal year 2017	7	4	5	0	4

Δ	–	Chair	•	–	Member
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent auditors, (d) our systems of internal accounting, financial controls and disclosure controls, and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Skarie, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined by NYSE rules. Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve, however, the Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 15 of this proxy statement.

Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of the corporate officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report, (d) administers and makes recommendations with respect to incentive compensation plans and stock-based plans, and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company, and (iii) identifies individuals qualified to become members of our Board. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The charter was revised in January 2017 to add succession planning to its stated responsibilities. The report of the Corporate Governance and Compensation Committee can be found on page 44 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the Board of Directors.
The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2019 annual meeting should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than September 27, 2018 and no later than October 27, 2018.

Role of the Board in Risk Oversight
The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, cash bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
Our current Board leadership structure consists of:

•	separate Chairman of the Board and Chief Executive Officer roles;

•	an independent Lead Director;

•	all non-management directors except the Chief Executive Officer;

•	independent Audit and Corporate Governance and Compensation Committees; and

•	governance practices that promote independent leadership and oversight.

Separate Chairman and CEO
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our Chairman and Board leadership structure from time to time. William P. Stiritz serves as non-executive Chairman of the Board and Robert V. Vitale serves as our Chief Executive Officer. Mr. Vitale is also a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our Company, while Mr. Stiritz can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Brown, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.
Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors, the functioning of the committees and each individual member of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation.

Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Messrs. Stiritz, Brown and Callison) will expire at the 2018 annual meeting. Our Board of Directors has nominated Messrs. Stiritz, Brown and Callison for election for a three-year term that will expire in 2021. The Board of Directors is not aware that any of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Messrs. Stiritz, Brown and Callison were elected to the Board on February 3, 2012, immediately after the separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Stiritz, Brown and Callison, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.
Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications that would establish and maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•
Industry Experience.  We seek directors with experience as executives, directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•
Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•
Public Company Board Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.

The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2017.
NOMINEES FOR ELECTION
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our chief executive officer from February 2012 until November 2014 and served as executive chairman of the Company from November 1, 2014 until February 2, 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer Holdings, Inc. from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc. from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 83.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
JAY W. BROWN has served as a member of the Board of Directors since February 2012 and is a retired senior executive with a long general management career in large consumer-oriented businesses. Most recently, Mr. Brown was a partner at Westgate Equity Partners, LLC, a consumer-oriented private equity firm. At Westgate, Mr. Brown was responsible for operational management of portfolio companies. Prior to forming Westgate in 1998, Mr. Brown was a senior executive with Ralston Purina Company, running several divisions of the multi-dimensional food and agribusiness company, including serving as president and chief executive officer of Protein Technologies International, a leading supplier of soy-based proteins to the food and paper processing industries; Continental Baking Company, a subsidiary of Ralston Purina; and Tri-Union Seafoods (a/k/a Van Camp Seafood Company), a provider of stable seafood products. Mr. Brown served as a director and chairman of the compensation committee of Jack in the Box Inc. from 1997 to 2003 and as a director of Agribrands International, Inc. from 1998 to 2001. Mr. Brown has expertise and background in the food and consumer products industries, particularly in mergers and acquisitions, including as a chief executive officer, board member and investor. Age 72.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.
EDWIN H. CALLISON has served as a member of the Board of Directors since February 2012. Mr. Callison has been Executive Vice President of Corporate Development of Breakthru Beverage Group, LLC, a leading North American distributor of luxury and premium wine, spirits and beer brands, since January 2016. Previously, Mr. Callison served as executive vice president of Wirtz Beverage Group, which merged with Sunbelt Holdings to form Breakthru Beverage Group, since June 2012, and also served Wirtz Beverage Group as senior vice president from June 2008 until June 2012. From 2003 to June 2008, he served as vice president and general manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America, Wirtz Corporation, Breakthru Beverage Group, LLC, and First Security Trust & Savings Bank, Elmwood Park, IL. Mr. Callison has expertise and background in sales, marketing, finance, operations and logistics. Age 62.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Operational Experience.
DIRECTORS CONTINUING IN SERVICE
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. Mr. Curl has been President of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Age 69.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Public Company Board Experience.

ROBERT E. GROTE has served as a member of the Board of Directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than twenty years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration. He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri. Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 74.
Director Qualifications

•	Leadership Experience, Operational Experience, Public Company Board Experience.
ELLEN F. HARSHMAN has served as a member of the Board of Directors since October 1, 2017. Ms. Harshman is the dean emeritus of the John Cook School of Business at Saint Louis University and served as the Chief Academic Officer of Saint Louis University from 2013 to 2015. Prior to that, Ms. Harshman served as the dean of the John Cook School of Business at Saint Louis University from 2003 to 2013 and was the first female dean of a major business school in the St. Louis, Missouri area. Ms. Harshman also served as an associate professor of management. Ms. Harshman has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 72.
Director Qualifications

•	Leadership Experience, Operational Experience.
DAVID W. KEMPER has served as a member of the Board of Directors since September 1, 2015. Mr. Kemper has been Chairman and Chief Executive Officer of Commerce Bancshares, Inc. since 1991. Mr. Kemper is a director of Tower Properties Company and Enterprise Holdings, Inc. Mr. Kemper is a member of Civic Progress in St. Louis and previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 67.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the Board of Advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 71.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
ROBERT V. VITALE has served as our President and Chief Executive Officer and a member of the Board of Directors since November 2014. Previously, Mr. Vitale served as our chief financial officer from October 2011 until November 1, 2014.  Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc. Age 51.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018, and the Board of Directors has directed that management submit the appointment of our independent registered public accounting firm for ratification by our shareholders at the annual meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2017 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2016 and for other services during that fiscal year.

	Year Ended September 30,
	2017	2016
Audit fees(1)	$5,720,500	$5,062,000
Audit-related fees	$—	$—
Tax fees(2)	$149,300	$27,000
All other fees(3)	$1,800	$1,800
_________

(1)	Audit fees relate primarily to the audit of our financial statements, comfort letter consents and review of SEC registration statements.

(2)	Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.

(3)
All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at its discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2017, management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as modified or supplemented.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2017 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.
David P. Skarie, Chairman
Edwin H. Callison
Gregory L. Curl
Ellen F. Harshman
David W. Kemper

COMPENSATION OF OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION & ANALYSIS
Introduction
The following Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2017 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 30, which provide detailed historical compensation information for our following named executive officers (“NEOs”):

Name	Title
Robert V. Vitale	President and Chief Executive Officer
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer
James E. Dwyer, Jr.	President and CEO, Michael Foods Group
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Christopher J. Neugent	President and CEO, Post Consumer Brands
Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards). A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).

Executive Summary
Select Performance and Company Highlights for Fiscal Year 2017
We view the Company’s performance in two primary ways:

•	operating and financial performance; and

•	return to shareholders over time, both on an absolute basis and relative to similar companies.
During fiscal year 2017, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and shareholders alike in the coming years:

Strategic and Financial Achievements

• We delivered on our financial commitments.
○ In November 2016, the Company announced that management expected Adjusted EBITDA of between $910-$950 million.
○ The Company successfully navigated a large reduction in Adjusted EBITDA for Michael Foods Group, which resulted primarily from egg declines as inflated avian influenza egg pricing was rolled back.
○ Ultimately, the Company delivered over $950 million of Adjusted EBITDA (exclusive of the Company’s acquisition of Weetabix), which was in line with the Company’s budgeted performance.
• We engaged in highly strategic mergers and acquisitions activities for market leading businesses with material cost savings opportunities.
○ We completed the acquisition of Weetabix on July 3, 2017.
○ We also announced the acquisition of Bob Evans Farms on September 19, 2017.
• In connection with these acquisitions, we raised $5.5 billion in debt markets to fund the purchase of Weetabix and prefund the majority of the purchase price for Bob Evans Farms as well as to refinance existing debt.
• We continued to realize material cost savings from the MOM Brands Company / Post Foods integration and moved Attune Foods and Weetabix’s North America business under Post Consumer Brands to drive future cost savings.
• We opportunistically repurchased approximately 4 million shares at an average price of $79.51 (exclusive of broker commissions), representing an approximately 10% discount to trading levels of the Company’s stock as of September 30, 2017.

Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return, and compensation decisions are guided by the principle of creating shareholder value.
Our management team’s efforts have resulted in growth in enterprise value and above-market shareholder returns. Since the Company’s February 2012 separation from Ralcorp through September 30, 2017, our enterprise value has grown from $1.8 billion to $12.51 billion, and we have significantly outperformed our peers and the U.S. markets.

250%
200%
150%
100%
50%
0%
228%
108%
139%
107%
178%
50th
75th
50th
75th
Post Holdings
Peer Group
Russell 1000

2017 Say-on-Pay Vote
In 2016, we received 90.7% support from shareholders at our 2016 annual shareholders’ meeting. In 2017, the level of shareholder support declined to 66.4%.
We regularly engage with our shareholders to discuss issues, including, but not limited to, the status/outlook for our business, the compensation arrangements used to support our business strategy and general governance topics. During January 2017, we met with investors representing approximately 37% of our outstanding shares of common stock to better understand their concerns and seek their advice. The meetings were led by Mr. Brown, our independent lead director and the chair of our Corporate Governance and Compensation Committee (the “Committee”), along with our Executive Vice President, General

Counsel and Chief Administrative Officer. Feedback we received included incorporating more performance goals into our long-term equity compensation arrangements, refraining from large retention equity grants outside of the Company’s normal compensation practices, providing more complete information about the role of our independent lead director, and increasing the diversity of our Board of Directors.
In direct response to our ongoing shareholder engagement efforts, we recently implemented several executive compensation program enhancements and other corporate governance changes, including, but not limited to:

•	adopting new performance goals for both short-term and long-term incentive awards for our senior management team for fiscal year 2018 as discussed in more detail below;

•	making no large, one-time retention equity grants in fiscal year 2017;

•	including additional information about the role our independent lead director plays (see Corporate Governance - Director Independence and Role of the Independent Lead Director); and

•	appointing Ms. Ellen Harshman to our Board of Directors to bring a different perspective and skill set to our Board.
In response to our shareholders’ advice that we continue to advance our program enhancements by adding a long-term performance-based program, the Committee engaged our independent compensation consultant to conduct a thorough compensation plan design review. That review was performed during our fiscal year 2017, and the Committee has implemented a new three-year long-term performance plan for our fiscal year 2018, focusing on our three-year total shareholder return against companies in our specific industry sector.

New Fiscal Year 2018 Performance-Based Equity Awards

•
For fiscal year 2018, the compensation package for certain of our executive officers will include a long-term performance element, in the form of new, performance-based, stock-settled restricted stock units (“PRSUs”).  The PRSUs will be a portion of our long-term incentive program, which also will include time-based vesting restricted stock units and stock options.

•
The performance metric for the PSRUs will be our total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies in our industry sector over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage
≥90th	200%
50th	100%
25th	25%
<25th	0%

•
This new element in our long-term incentive program has been implemented for fiscal year 2018 compensation for our corporate-level Section 16 officers, including our President and Chief Executive Officer.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
✓	Enforce strict insider trading policies - adopted an anti-hedging and anti-pledging policy and enforce blackout trading periods for executives and directors	✗	No hedging or pledging of Company stock by executives or directors
✓	Utilize a clawback policy	✗	No single-trigger or modified single-trigger change-in-control arrangements
✓	Set stock ownership guidelines for executives and directors	✗	No change-in-control severance multiple in excess of three times salary and target bonus
✓	Disclose performance goals and performance results related thereto for our Senior Management Bonus Program	✗	No excise tax gross-ups upon a change in control
✓	Set a maximum payout limit on our Senior Management Bonus Program	✗	No re-pricing or cash buyout of underwater stock options or SARs allowed
✓
For fiscal year 2017, pay for performance emphasis, with 88% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation and an average of 76% being performance-based “at risk” compensation for our other NEOs
		✗	No enhanced retirement formulas
✓	Limit perquisites and other benefits	✗	No guaranteed compensation
✓
Incorporate general severance and change-in-control provisions in our management continuity agreements that are consistent with market practice, including double-trigger requirements for change-in-control protection
		✗	No market timing with granting of equity awards
✓	Retain an independent compensation consultant reporting directly to the Committee
Our Compensation Philosophy
Our executive compensation program is intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our program include, but are not limited to, the following:

•	reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	enhancing shareholder value by focusing management on financial metrics that drive value;

•	focusing on at-risk compensation versus fixed compensation;

•	attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and

•	aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the executive’s current responsibilities and value to the Company, future leadership potential and individual / corporate / business unit performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:

•	financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance shareholder value;

•	stock price appreciation to focus our executives on stock price performance (stock options and RSUs); and

•	in 2018, total shareholder return against companies in our industry to focus on delivering superior shareholder value.

The following table outlines our ongoing executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based
Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed
Annual Bonus (Senior Management Bonus Program)	Encourages achievement of strategic and financial performance metrics that drive long-term shareholder value	Based on achievement of predefined corporate and business unit financial performance objectives	Performance-Based
Long-Term Incentives	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based
Stock Options	Motivate management behaviors to increase our stock price above the exercise price	Require stock price growth above the exercise price for our executives to recognize value
Restricted Stock Units	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize an increase in value
Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed
Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft, with pre-approved authorization of our President and Chief Executive Officer (see page 28)	Fixed

Fiscal Year 2017 NEO Compensation Structure Summary
Component	Summary(1)
Base Salary
The Committee approved the following base salaries in November 2016:
• Mr. Vitale: $1,000,000 (no change).
•  Mr. Zadoks: Increased 8.4% to $515,000 to move closer to the 50th percentile market value.
•  Ms. Gray: Increased 8.2% to $460,000 to move closer to the 50th percentile market value.
•  Messrs. Dwyer and Neugent: Increased 2.3% and 8.0%, respectively, to $675,000 for internal consistency, based on the Committee’s thorough review of competitive market values, the Company’s compensation structure and the factors summarized in the CD&A section entitled 2017 Compensation Elements—Base Salary.

Target Annual Bonus (Senior Management Bonus Program)
• Our 2017 Senior Management Bonus Program was based on Adjusted Free Cash Flow for Messrs. Vitale and Zadoks and Ms. Gray, and Adjusted EBITDA for the business units of Messrs. Dwyer and Neugent.
• The Committee did not change target bonus opportunities for NEOs in fiscal year 2017:
✓ Mr. Vitale: Remained at 120% of base salary.
✓ All other NEOs: Remained at 100% of base salary.

Long-Term Incentives (“LTI”)
• Objective: To offer a balanced portfolio of opportunity and to ensure an executive’s opportunity is linked to increases in shareholder value beyond grant date. We believe using a combination of LTI programs and employing an LTI mix weighted more heavily on performance-based value (e.g., stock options for fiscal year 2017 grants) accomplishes our objectives.
In fiscal year 2018, we will implement a new three-year long-term performance program incorporating three-year total shareholder return performance.
• Our 2017 LTI structure includes annual grants of stock options and restricted stock units (“RSUs”).
• The value mix for our November 2016 equity grants is consistent with our philosophy to annually grant more performance-based equity in the form of stock options to our CEO and business unit leaders.
✓ Mr. Vitale: Approximately 75/25 stock option and RSU value.
✓ Messrs. Dwyer and Neugent: Approximately 65/35 stock option and RSU value.
✓ Mr. Zadoks and Ms. Gray: Approximately 55/45 stock option and RSU value.

(1)
Fiscal year 2017 targeted compensation adjustments for our NEOs described in this table were based on competitive market data from the August 2016 total compensation study summarized in the CD&A section entitled Role of Peer Companies and Competitive Market Data.

Total Compensation Mix
Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards performance-based compensation.

Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation program. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our program. Among its duties, the Committee is responsible for:

•	considering input from our shareholders;

•	reviewing and assessing competitive market data;

•	reviewing the CEO’s performance and determining the CEO’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs;

•	evaluating the competitiveness of each executive’s total compensation package to ensure we can attract and retain critical management talent; and

•	approving any changes to the total compensation program for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves our executive compensation. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer, human resources and legal teams, as well as the Committee’s independent compensation consultant.
Role of Management
For executives other than the CEO position, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon Hewitt, in accordance with the Committee’s charter. Aon Hewitt reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon Hewitt, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon Hewitt attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions.
Aon Hewitt’s specific compensation consultation roles include, but are not limited to, the following:

•	advising the Committee on executive compensation trends and regulatory developments;

•	developing a peer group of companies for determining competitive compensation rates;

•	providing a total compensation study for executives against peer companies;

•	providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and

•	advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon Hewitt as required by the NYSE listing rules. The Committee reviewed its relationship with Aon Hewitt and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon Hewitt.

Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon Hewitt. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria was used to develop competitive market values to assist with fiscal year 2017 pay decisions:

•	Industry: Similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods and Meats;

•	Company size: Approximately 0.4 times to 3 times our annual revenues, with a secondary focus on market cap;

•	Peers: Companies using Post in their compensation peer group;

•	Peers of peers: Companies used in the peer groups of potential peer companies; and

•	Competitors: Companies that compete with us for business and management talent.
The peer group consisted of 16 companies with median and average annual revenues of approximately $4.0 billion and $4.9 billion, respectively. Post’s annual revenues for fiscal year 2016 were approximately $5.0 billion. The peer companies for fiscal year 2017 were:

• Campbell Soup Company • Cott Corporation • Dean Foods Company • Flowers Foods, Inc. • The Hain Celestial Group • The Hershey Company • Hormel Foods Corporation • McCormick & Company, Inc.	• Mead Johnson Nutrition • Monster Beverage Corporation • Pilgrim’s Pride • Pinnacle Foods Inc. • The J.M. Smucker Company • Snyder’s-Lance, Inc. • TreeHouse Foods, Inc. • The White-Wave Foods Company
The peer companies for fiscal year 2017 are consistent with the peer groups for fiscal year 2016, except B&G Foods was removed based on revenue size criteria, Jarden was removed due to its acquisition by Newell Rubbermaid, and Pilgrim’s Pride was added based on industry and size.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business unit and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Timing of Compensation Decisions
Pay recommendations for our executives, including the NEOs, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. This meeting is typically held around the same time as we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at this meeting. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.
Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee also reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s executive compensation.
2017 Compensation Elements
Base Salary
Base salaries are designed to recognize and reward the skill, competency, experience and performance an executive brings to the position. Changes in salary will result primarily from a comparison against peer group market data, individual and Company performance, internal equity considerations, value to the organization, promotions, and the executive’s specific responsibilities compared to market. The Committee reviews salaries for our executive officers annually.

Name	2017 Base Salary	Comment
Robert V. Vitale	$1,000,000	The Committee voted to maintain Mr. Vitale’s current salary rate and did not approve an increase for 2017. Reflects 50th percentile market value.
Jeff A. Zadoks	$515,000	Reflects a value somewhat below the peer group 50th percentile.
James E. Dwyer, Jr.	$675,000	Reflects the Committee’s thorough evaluation of competitive market data and the other relevant factors noted above.
Diedre J. Gray	$460,000	Reflects a value somewhat below the peer group 50th percentile.
Christopher J. Neugent	$675,000	Reflects the Committee’s thorough evaluation of competitive market data and the other relevant factors noted above.
Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn cash incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for shareholders. Performance is measured at both the corporate and business unit level.
For fiscal year 2017, the Committee approved Adjusted Free Cash Flow (corporate) and Adjusted EBITDA (business unit) as the primary performance metrics. Adjusted Free Cash Flow is used at the corporate level because we believe it is the best metric for tracking our performance relative to enhancement of shareholder value.
Potential financial adjustments to determine performance achievement levels include items such as changes in accounting principles, gains and losses on the sale of a business or business unit, M&A-related costs, goodwill write-off or asset impairment and other one-time, non-recurring or extraordinary items. These adjustments are consistent with our announced results.
Performance measures: The following financial targets were included in the Senior Management Bonus Program:
(dollars in millions)

Measure(1)	Threshold(2)	Target(2)	Maximum(2)
Corporate-Adjusted Free Cash Flow	$761.90	$802.00	$842.10
Michael Foods-Adjusted EBITDA	$367.84	$387.20	$403.20
Post Consumer Brands-Adjusted EBITDA	$457.62	$474.10	$491.33
(1) See definitions of Corporate-Adjusted Free Cash Flow, Michael Foods-Adjusted EBITDA and Post Consumer Brands-Adjusted EBITDA in the footnotes to the Fiscal Year 2017 Performance Achievement table below.
(2) When evaluating financial goals / results, the Committee generally excludes one-time, non-recurring or extraordinary items.
Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial requirements. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.

Target award opportunities: The following target bonuses (as a percentage of base salary) were approved by the Committee for fiscal year 2017:

Name	2017 Target (1)(2) (% of Salary)	Comment
Robert V. Vitale	120%	No change from 2016
Jeff A. Zadoks	100%	No change from 2016
James E. Dwyer, Jr.	100%	No change from 2016
Diedre J. Gray	100%	No change from 2016
Christopher J. Neugent	100%	No change from 2016

(1)
The Committee approved 2017 targets at the November 2016 Committee meeting based on a thorough review of competitive market data and evaluation of other relevant factors noted in the CD&A section above entitled 2017 Compensation Elements-Base Salary.

(2)
Participants may earn from 50% to 150% of target bonus based on performance achievement between threshold and maximum. Payout opportunities for performance between threshold, target and maximum are interpolated on a straight-line basis.

Actual Fiscal Year 2017 performance assessment and earned amounts: The Committee approved the following attainment levels for corporate Adjusted Free Cash Flow and business unit Adjusted EBITDA for fiscal year 2017:
(dollars in millions)

Fiscal Year 2017 Performance Achievement	Threshold	Target	Maximum	Actual
Corporate-Adjusted Free Cash Flow(1)	$761.90	$802.00	$842.10	$794.5
Michael Foods-Adjusted EBITDA(2)	$367.84	$387.20	$403.20	$353.2
Post Consumer Brands-Adjusted EBITDA(3)	$457.62	$474.10	$491.33	$477.2

(1)
Corporate-Adjusted Free Cash Flow is a non-GAAP measure which represents Adjusted EBITDA less cash capital expenditures from the Company’s Annual Report on Form 10-K of $190.4 million (both of which were adjusted to exclude the impact of the Company’s recent acquisition of Weetabix and certain corporate capital initiatives which were not taken into account when the Committee determined the Company’s Adjusted Free Cash Flow attainment levels). Adjusted EBITDA, as used herein, represents the consolidated net earnings of the Company excluding income taxes, net interest expense, depreciation and amortization, non-cash stock-based compensation, restructuring and plant closure costs, transaction costs, integration costs, inventory valuation adjustments on acquired businesses, mark-to-market adjustments on commodity hedges, mark-to-market adjustments and settlements on interest rate swaps, losses on asset sales, provisions for legal settlements, gains from insurance and indemnification proceeds, foreign currency gains and losses on intercompany loans and gain on sale of business.

(2)
Michael Foods-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Michael Foods Group segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization, mark-to-market adjustments on commodity hedges and provisions for legal settlements.

(3)
Post Consumer Brands-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Post Consumer Brands segment from the Company’s Annual Report on Form 10-K, excluding the results of the Attune business, the Weetabix North America business acquired on July 3, 2017, depreciation and amortization, mark-to-market adjustments on commodity hedges, provisions for legal settlements and integration costs.

Based on the approved actual fiscal year 2017 performance results above, and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Approved Fiscal Year 2017 Actual Bonuses
Name	2017 Target Bonus (% of Salary)	2017 Actual Bonus (% of Target)	2017 Actual Bonus
Robert V. Vitale	120%	120%	$1,200,000
Jeff A. Zadoks	100%	100%	$515,000
James E. Dwyer, Jr.	100%	50%	$337,500
Diedre J. Gray	100%	100%	$460,000
Christopher J. Neugent	100%	100%	$675,000
The Company fell just short of its corporate overall Adjusted Free Cash Flow target of $802 million, delivering $794.5 million of Adjusted Free Cash Flow. However, when determining bonus amounts at the corporate level, the Committee took into account that the Company had a strong fiscal year 2017 performance, including the Company’s stock price performance, both on an absolute basis and when compared to the Company’s peers. The Committee also considered the activities undertaken by management to position the Company for future growth, including substantial corporate projects around two major acquisitions and several financing efforts. In light of these considerations, as well as the fact that management met external expectations and the budget previously approved by the Board, the Committee exercised its reasonable discretion to determine to pay out bonuses at the corporate level, including to Messrs. Vitale and Zadoks and Ms. Gray, at the 100% target level.
The Michael Foods Group business did not meet the established Adjusted EBITDA threshold level of $367.84 million, delivering $353.2 million of Adjusted EBITDA. In determining incentive plan payouts for fiscal year 2017 for Mr. Dwyer, the Committee considered not only the overall strong performance of the Company as a whole, but also certain additional factors which impacted the Michael Foods Group business such as:

•	successful navigation of the avian influenza outbreak which affected Michael Foods Group’s egg business;

•	substantial investments in cage-free housing systems for hens across the Michael Foods Group network; and

•	successful integration of a newly acquired pasteurized egg business into Michael Foods Group.
These factors were not considered at the time the fiscal year’s performance goals and related metrics were established, and they substantially impacted the ability of the Michael Foods Group business to reach the Adjusted EBITDA threshold milestone for fiscal year 2017. The Committee, exercising its reasonable discretion, determined to pay out bonuses to the Michael Foods Group business, including to Mr. Dwyer, at the 50% threshold level.
Long-Term Incentives — Annual Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation. Our regular ongoing equity structure consists of stock options and RSUs. We firmly believe that stock options especially represent effective performance-based compensation.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity, and management’s recommendations.
Our fiscal year 2017 equity value mix was approximately 75/25 stock option and RSU value for Mr. Vitale, 65/35 for Messrs. Dwyer and Neugent, and 55/45 for Mr. Zadoks and Ms. Gray. This approach is consistent with our philosophy of granting a higher weight of performance-based value (achieved with stock options) to our CEO and business unit leaders.
Stock options: The value of stock options is based solely on stock price appreciation after the grant date. Stock option grants have a ten-year term and one-third of the grant vests on the first, second and third anniversaries of the grant date. The exercise price is determined based on our closing stock price on the grant date.
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value after the grant date. RSUs vest one-third per year on the first, second and third anniversaries of the grant date.
Long-Term Incentives — Fiscal Year 2018 Grants
The Committee engaged with the independent compensation consultant to design and implement a new three-year long-term performance program for fiscal year 2018. The new program will focus on our three-year total shareholder return against companies in our industry.
Value of Option Awards
We determine the fair value of stock option grants in accordance with FASB ASC Topic 718 and the SEC’s Staff Accounting Bulletin Topic 14. Application of this guidance has historically caused our fair value estimates to be somewhat lower than those determined by external shareholder advisory firms, primarily due to differences in assumptions for the expected term of the options. For our standard three-year vesting awards, we have used the simplified method allowed under generally accepted accounting principles (“GAAP”) as we do not have sufficient historical share option exercise experience. This approach resulted in an expected term of 6.5 years. The advisory firms use a full ten-year expected term for their stock option valuations, regardless of the Company’s circumstances.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and corporate executive officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of executive officers and non-employee directors with those of our shareholders. Our guideline structure is as follows:

•	Chief Executive Officer - 5 times salary

•	Executive Officers - 2 times salary

•	Non-Employee Directors - 5 times annual retainer
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2017, over 90% of participants were in compliance with the ownership requirements, and all who are not compliant have been granted an exception for compliance. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•	unvested cash or stock-settled restricted stock or restricted stock units;

•	shares invested in the Savings Investment Plan; and

•	share equivalents under our deferred compensation plans.
Unvested stock options and stock appreciation rights are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis. In accordance with our guidelines, the Committee has approved an exception to Mr. Curl’s stock ownership requirement based on his employer’s conflicts of interest policy.
Recoupment (“Clawback”) Policy
We have an executive compensation “clawback” policy in connection with performance-based compensation. The clawback policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or executive officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the director or executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement. The policy went into effect on May 4, 2015 and applies to all performance-based compensation granted, paid or credited after May 4, 2015.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and a policy that prohibits pledging of shares by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities or (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.
Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our program mitigate this risk:

•	the Committee retains an independent compensation advisor to assist with annual compensation decisions;

•
the Board approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned at the end of the fiscal year;

•	the Senior Management Bonus Program caps potential payouts at 150% of the target opportunity to mitigate potential windfalls;

•	we utilize a mix of cash and equity variable incentive programs, and all equity awards are subject to multi-year vesting;

•	we utilize a portfolio of equity award types;

•
we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards the shareholders’ best interests in light of potential employment uncertainty;

•	executive officers are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•	an incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Limitations on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code sets a limit on deductible compensation of $1,000,000 per person, per year for the chief executive officer and the next three highest-paid executives (excluding the chief financial officer). However, the deduction limit does not apply if the compensation is strictly performance-based. In establishing total compensation for such officers, the Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by the Company and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Benefits and Perquisites
Retirement—Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to accumulate funds for retirement. The deferred compensation plan allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. Absent such determination, no matching contribution is made. We also maintain an executive savings investment plan which permits eligible employees to make pre-tax deductions of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The plan does not provide for Company matching contributions. The plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the plans may be hypothetically invested in Post common stock equivalents or in a number of funds operated by Vanguard Fund Group, Inc. with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the deferred compensation plan are deemed to be hypothetically invested in Post common stock equivalents. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the subsection Non-Qualified Deferred Compensation on page 36 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
Except as noted below, currently the only perquisite provided is personal use of our corporate aircraft. Our executive officers may use the plane for personal use with prior authorization of the Chief Executive Officer. Our Committee has the authority to grant tax gross-ups related to such use. The Committee can authorize tax gross-ups related to such use provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year, which limits remained in effect for fiscal year 2017. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table below where applicable.
In addition, Mr. Neugent received a $4,500 car allowance in fiscal year 2017, which has been discontinued for subsequent fiscal years. This car allowance is discussed in the Summary Compensation Table below where applicable.

Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a management continuity agreement or is a participant in our Executive Severance Plan described below. The management continuity agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interest by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the management continuity agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a management continuity agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance, and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
We adopted an executive severance plan in fiscal year 2015 (which we amended in fiscal year 2016 and fiscal year 2017), which generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason:

•	a lump sum payment of two times the executive’s annual base salary and target bonus, plus $20,000;

•	a prorated bonus for the year of termination;

•
for any equity award with a time-based vesting schedule that is not pro rata, or with a vesting schedule that does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested at a greater percentage);

•	up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and

•	outplacement services.
The executive severance plan also provides severance benefits in the event of an involuntary termination in association with a change of control of the Company to Mr. Neugent and to other participating senior management employees who have not executed a management continuity agreement. Mr. Neugent’s benefits mirror the benefits that are provided for in the management continuity agreements described immediately above under Management Continuity Agreements.
We believe that the management continuity agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.
Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests. With some exceptions, if a NEO’s employment terminates other than due to death or disability outside of the context of a change of control, each unvested equity award held by such NEO is forfeited. See the subsection Potential Payments Upon Termination of Employment or Change in Control on page 37 for further information.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated officers who were serving as named executive officers at September 30, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert V. Vitale	2017	1,000,000	—	1,426,400	4,761,935	1,200,000	63,693	195,470	8,647,498
President & CEO	2016	975,000	—	12,419,957	2,629,121	1,800,000	27,752	158,658	18,010,488
	2015	775,000	—	844,750	6,308,581	1,440,000	—	97,594	9,465,925
Jeff A. Zadoks	2017	510,000	—	463,580	595,242	515,000	27,432	72,805	2,184,059
EVP & CFO	2016	462,500	—	605,000	404,480	712,500	14,645	58,604	2,257,729
	2015	367,500	—	337,900	—	562,500	—	53,760	1,321,660
James E. Dwyer, Jr.	2017	673,269	—	570,560	1,066,475	337,500	708	56,576	2,705,088
President & CEO,	2016	657,692	—	756,250	778,624	990,000	—	36,744	3,219,310
Michael Foods Group	2015	640,385	—	675,800	1,107,162	900,000	—	2,640	3,325,987
Diedre J. Gray	2017	455,625	—	463,580	520,837	460,000	26,784	76,906	2,003,732
EVP, General Counsel & Chief	2016	415,625	—	605,000	303,360	637,500	11,394	62,772	2,035,651
Administrative Officer, Secretary	2015	347,083	—	337,900	—	525,000	—	51,475	1,261,458
Christopher J. Neugent (1)	2017	668,750	—	570,560	1,066,475	675,000	3,583	121,990	3,106,358
President & CEO,	2016	619,988	—	756,250	778,624	937,500	—	38,752	3,131,114
Post Consumer Brands
_________

(1)	Mr. Neugent joined the Company effective May 4, 2015.

(2)
The amounts relate to awards of restricted stock units granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the named executive officers. See Note 18 to the Company’s fiscal year 2017 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. For Mr. Vitale, in fiscal year 2016 this amount includes two restricted stock unit awards: (i) an annual grant on November 16, 2015 and (ii) a grant on February 2, 2016 in recognition of his service as CEO.

(3)
The amounts relate to option awards granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized upon exercise by the named executive officers. See Note 18 to the Company’s fiscal year 2017 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. For Mr. Vitale, in fiscal year 2015 this amount includes two option awards: (i) an annual grant on October 9, 2014 and (ii) a grant on February 17, 2015 in recognition of his promotion to President and CEO.

(4)
The amounts reported in this column reflect bonuses earned by the named executive officers during the fiscal year under our Senior Management Bonus Program, discussed above in our Compensation Discussion and Analysis.

(5)
The amounts reported in this column represent the aggregate earnings on the respective named executive officer’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(6)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2017	163,120	714	20,030	11,606	—	195,470
	2016	136,599	905	13,733	7,421	—	158,658
	2015	72,600	1,478	17,121	6,395	—	97,594
Jeff A. Zadoks	2017	69,955	714	—	2,136	—	72,805
	2016	57,699	905	—	—	—	58,604
	2015	45,612	1,478	5,303	1,367	—	53,760
James E. Dwyer, Jr.	2017	32,190	714	19,265	4,407	—	56,576
	2016	15,900	905	16,553	3,386	—	36,744
	2015	—	1,649	—	991	—	2,640
Diedre J. Gray	2017	62,674	714	9,021	4,497	—	76,906
	2016	53,911	905	4,659	3,297	—	62,772
	2015	47,108	1,478	1,970	919	—	51,475
Christopher J. Neugent	2017	93,631	714	17,278	5,867	4,500 (c)	121,990
	2016	17,581	734	—	—	20,437 (d)	38,752
_________

(a)
Amounts are based on the aggregate incremental cost to us of the named executive officer’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of executive officers occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

(c)	Amount consists of Mr. Neugent’s car allowance.

(d)	Amount includes Mr. Neugent’s car allowance ($12,000) and a one-time payment as a result of being unable to participate in the Company’s non-qualified deferred compensation plans ($8,437).

Supplemental Summary Compensation Table
The following table presents additional information on the compensation of our named executive officers during fiscal year 2017 that differs from the Summary Compensation Table presented immediately above and is intended to illustrate the longer term nature of the equity awards granted to our executive officers. The above Summary Compensation Table was prepared in accordance with SEC requirements and shows, in the “Stock Awards” and “Option Awards” columns, the corresponding grant date fair value for the awards as reflected in our financial statements. The following table presents, in the “Stock Awards” column, the market value of shares underlying the restricted stock units which vested during the applicable fiscal year and, in the “Option Awards” column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of stock options exercised during the applicable fiscal year. The other columns in the table are the same as those used in our Summary Compensation Table above.
This table is not intended to be a substitute for the Summary Compensation Table shown on page 30. However, we believe the table provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value an executive officer received in the fiscal year ended September 30, 2017. Please see the table Outstanding Equity Awards at Fiscal Year End below for a list of each named executive officer’s outstanding equity awards and their vesting/ exercisable schedules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert V. Vitale	2017	1,000,000	—	2,139,635	—	1,200,000	63,693	195,470	4,598,798
President & CEO	2016	975,000	—	891,073	—	1,800,000	27,752	158,658	3,852,483
	2015	775,000	—	474,575	—	1,440,000	—	97,594	2,787,169
Jeff A. Zadoks	2017	510,000	—	707,499	—	515,000	27,432	72,805	1,832,736
EVP & CFO	2016	462,500	—	461,310	—	712,500	14,645	58,604	1,709,559
	2015	367,500	—	235,221	—	562,500	—	53,760	1,218,981
James E. Dwyer, Jr.	2017	673,269	—	836,503	—	337,500	708	56,576	1,904,556
President & CEO,	2016	657,692	—	403,226	—	990,000	—	36,744	2,087,662
Michael Foods Group	2015	640,385	—	—	—	900,000	—	2,640	1,543,025
Diedre J. Gray	2017	455,625	—	707,499	—	460,000	26,784	76,906	1,726,814
EVP, General Counsel & Chief	2016	415,625	—	461,310	—	637,500	11,394	62,772	1,588,601
Administrative Officer, Secretary	2015	347,083	—	235,221	—	525,000	—	51,475	1,158,779
Christopher J. Neugent (1)	2017	668,750	—	303,410	—	675,000	3,583	121,990	1,772,733
President & CEO,	2016	619,988	—	—	—	937,500	—	38,752	1,596,240
Post Consumer Brands
_________

(1)	Mr. Neugent joined the Company effective May 4, 2015.

(2)
In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from stock awards that vested during the applicable year. For Mr. Vitale, in fiscal year 2016 this amount includes two restricted stock unit awards: (i) an annual grant on November 16, 2015 and (ii) a grant on February 2, 2016 in recognition of his service as CEO.

(3)
In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from options that were exercised during the applicable year. For Mr. Vitale, in fiscal year 2015 this amount includes two option awards: (i) an annual grant on October 9, 2014 and (ii) a grant on February 17, 2015 in recognition of his promotion to President and CEO.

(4)
The amounts reported in this column reflect bonuses earned by the named executive officers during the fiscal year under our Senior Management Bonus Program, discussed above in our Compensation Discussion and Analysis.

(5)
The amounts reported in this column represent the aggregate earnings on the respective named executive officer’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(6)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2017	163,120	714	20,030	11,606	—	195,470
	2016	136,599	905	13,733	7,421	—	158,658
	2015	72,600	1,478	17,121	6,395	—	97,594
Jeff A. Zadoks	2017	69,955	714	—	2,136	—	72,805
	2016	57,699	905	—	—	—	58,604
	2015	45,612	1,478	5,303	1,367	—	53,760
James E. Dwyer, Jr.	2017	32,190	714	19,265	4,407	—	56,576
	2016	15,900	905	16,553	3,386	—	36,744
	2015	—	1,649	—	991	—	2,640
Diedre J. Gray	2017	62,674	714	9,021	4,497	—	76,906
	2016	53,911	905	4,659	3,297	—	62,772
	2015	47,108	1,478	1,970	919	—	51,475
Christopher J. Neugent	2017	93,631	714	17,278	5,867	4,500 (c)	121,990
	2016	17,581	734	—	—	20,437 (d)	38,752
_________

(a)
Amounts are based on the aggregate incremental cost to us of the named executive officer’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of executive officers occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

(c)	Amount consists of Mr. Neugent’s car allowance.

(d)	Amount includes Mr. Neugent’s car allowance ($12,000) and a one-time payment as a result of being unable to participate in the Company’s non-qualified deferred compensation plans ($8,437).

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2017
The following table provides, for each of the named executive officers, information concerning cash awards under our annual incentive plan for fiscal year 2017 and grants of equity awards made during fiscal year 2017. The non-equity incentive plan awards disclosed below are part of the Post Holdings, Inc. Senior Management Bonus Program adopted on May 4, 2015. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate performance measures. Awards of options or restricted stock units were made under our 2016 Long-Term Incentive Plan. In November 2017, the Corporate Governance and Compensation Committee met to review performance, and payments were made to each of the named executive officers based on a combination of achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert V. Vitale	Annual Incentive		600,000	1,200,000	1,800,000
	Options	11/14/2016					192,000	71.32	4,761,935
	Restricted Stock Units	11/14/2016				20,000			1,426,400
Jeff A. Zadoks	Annual Incentive		257,500	515,000	772,500
	Options	11/14/2016					24,000	71.32	595,242
	Restricted Stock Units	11/14/2016				6,500			463,580
James E. Dwyer, Jr.	Annual Incentive		337,500	675,000	1,012,500
	Options	11/14/2016					43,000	71.32	1,066,475
	Restricted Stock Units	11/14/2016				8,000			570,560
Diedre J. Gray	Annual Incentive		230,000	460,000	690,000
	Options	11/14/2016					21,000	71.32	520,837
	Restricted Stock Units	11/14/2016				6,500			463,580
Christopher J. Neugent	Annual Incentive		337,500	675,000	1,012,500
	Options	11/14/2016					43,000	71.32	1,066,475
	Restricted Stock Units	11/14/2016				8,000			570,560
_________

(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2017. The “Threshold” column represents the minimum amount payable to the named executive officers. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible under the Senior Management Bonus Program in fiscal year 2017. See the Summary Compensation Table for actual amounts paid under the Senior Management Bonus Program.

(2)	This column contains the number of restricted stock units granted in fiscal year 2017.

(3)	This column contains the number of non-qualified stock options granted in fiscal year 2017.

(4)
This column represents the grant date fair value of options and restricted stock units, which were calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($71.32 per share on November 14, 2016).

Outstanding Equity Awards at September 30, 2017
The following table sets forth information on exercisable and unexercisable options and unvested restricted stock unit awards held by the named executive officers named in this proxy statement on September 30, 2017.

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (14)
Robert V. Vitale	100,000	(1)	—		31.25	05/29/2022	19,000	(8)	1,677,130
	—		100,000	(2)	33.89	11/19/2022	8,334	(9)	735,642
	100,000	(3)	—		40.30	10/15/2023	26,667	(10)	2,353,896
	83,333	(4)	41,667		33.79	10/09/2024	174,855	(11)	15,434,451
	200,000	(5)	100,000		49.48	02/27/2025	20,000	(12)	1,765,400
	43,333	(6)	86,667		60.50	11/16/2025
	—		192,000	(7)	71.32	11/14/2026
Jeff A. Zadoks	6,666	(6)	13,334		60.50	11/16/2025	20,000	(13)	1,765,400
	—		24,000	(7)	71.32	11/14/2026	3,334	(9)	294,292
							6,667	(10)	588,496
							6,500	(12)	573,755
James E. Dwyer, Jr. (15)	33,333	(4)	16,667		33.79	10/09/2024	3,333	(9)	294,204
	6,416	(6)	12,834		60.50	11/16/2025	4,167	(10)	367,821
	—		43,000	(7)	71.32	11/14/2026	8,000	(12)	706,160
Diedre J. Gray	5,000	(6)	10,000		60.50	11/16/2025	16,000	(13)	1,412,320
	—		21,000	(7)	71.32	11/14/2026	3,334	(9)	294,292
							6,667	(10)	588,496
							6,500	(12)	573,755
Christopher J. Neugent	12,833	(6)	25,667		60.50	11/16/2025	8,334	(10)	735,642
	—		43,000	(7)	71.32	11/14/2026	8,000	(12)	706,160

_________

(1)	Non-qualified stock options; exercisable in equal installments on May 29, 2013, 2014 and 2015.

(2)	Non-qualified stock options; exercisable in one installment on November 19, 2019.

(3)	Non-qualified stock options; exercisable in equal installments on October 15, 2014, 2015 and 2016.

(4)	Non-qualified stock options; exercisable in equal installments on October 9, 2015, 2016 and 2017.

(5)	Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.

(6)	Non-qualified stock options; exercisable in equal installments on November 16, 2016, 2017 and 2018.

(7)	Non-qualified stock options; exercisable in equal installments on November 14, 2017, 2018 and 2019.

(8)	Restricted stock units; restrictions lapse in one installment on November 19, 2019. The restricted stock units will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(9)
Represents remaining unvested portion of a grant of restricted stock units which at the time of grant had restrictions lapsing in equal installments on October 9, 2015, 2016 and 2017. The restricted stock units for Messrs. Vitale and Dwyer will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. The restricted stock units for Mr. Zadoks and Ms. Gray will be paid out in cash within 60 days from each of the applicable vesting dates.

(10)
Restricted stock units; restrictions lapse in equal installments on November 16, 2016, 2017 and 2018. The restricted stock units will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(11)	Restricted stock units; restrictions lapse in one installment on February 2, 2021. The restricted stock units will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(12)
Restricted stock units; restrictions lapse in equal installments on November 14, 2017, 2018 and 2019. The restricted stock units will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(13)
Restricted stock units; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each restricted stock unit for Mr. Zadoks and Ms. Gray will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of the Company’s common stock on the applicable vesting dates and within 60 days from each of the applicable vesting dates.

(14)	Based on our closing stock price of $88.27 on September 29, 2017.

(15)
The amounts for Mr. Dwyer reflect the reduction of restricted stock unit and option awards that occurred during fiscal year 2017 when beneficial ownership of certain portions of his restricted stock unit and option awards were transferred to his former spouse pursuant to a domestic relations order.

Option and Stock Appreciation Right Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2017

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert V. Vitale	—	—	28,000	2,139,635
Jeff A. Zadoks	—	—	9,166	707,499
James E. Dwyer, Jr.	—	—	10,833	836,503
Diedre J. Gray	—	—	9,166	707,499
Christopher J. Neugent	—	—	4,166	303,410

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	5,066,371	(2)	45.24	1,534,507	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	5,066,371			1,534,507
_________

(1)	Weighted average exercise price of outstanding options and stock appreciation rights; excludes restricted stock units.

(2)
The number in this column includes 4,198,500 shares of outstanding non-qualified stock options, 730,040 outstanding restricted stock units which will be settled in shares of our common stock, 135,000 stock appreciation rights (“SARs”) held by our non-management directors, and 2,831 outstanding SARs which were converted from Ralcorp awards to Post awards. Excludes SARs and restricted stock units which, by their terms, will be settled in cash.

(3)	These shares are issuable under the Post Holdings, Inc. 2016 Long-Term Incentive Plan.

Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year that vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances, subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching contribution is made.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1-75% of their base salaries.
Under both employee plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments, or in ten annual installments.
Both of the employee plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Any matching contributions made under the Deferred Compensation Plan are deemed to be hypothetically invested in Post common stock equivalents. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the employee plans are not transferable to any other investment option except under limited circumstances, and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option.

Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our named executive officers in our non-qualified deferred compensation plans through September 30, 2017.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	100,000	146,920	63,693	—	695,646
Jeff A. Zadoks	20,400	53,755	27,432	—	273,444
James E. Dwyer, Jr.	—	26,790	708	—	27,498
Diedre J. Gray	17,662	46,474	26,784	—	203,639
Christopher J. Neugent	—	76,050	3,583	—	79,633
_________

(1)	These amounts reflect deferrals into the Executive Savings Investment Plan and our Deferred Compensation Plan for Key Employees as of September 30, 2017.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our matching contributions to the Executive Savings Investment Plan.

(3)
These amounts are included in the “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table and reflect the aggregate earnings to the Deferred Compensation Plan for Key Employees.

(4)
The following aggregate amounts of executive and registrant contributions were included in the Summary Compensation Table for fiscal year 2016: Mr. Vitale, $148,451; Mr. Zadoks, $56,444; Mr. Dwyer, $0; Ms. Gray, $49,256 and Mr. Neugent, $0. The following aggregate amounts of executive and registrant contributions were included in the Summary Compensation Table for fiscal year 2015: Mr. Vitale, $56,700; Mr. Zadoks, $27,667; Mr. Dwyer, $0 and Ms. Gray, $30,272.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our named executive officers is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our named executive officers with the exception of Mr. Neugent is eligible for compensation and benefits under a Management Continuity Agreement (“MCA”), and Mr. Neugent is eligible for compensation and benefits under the Plan. A description of the terms of the MCAs and the Plan is below. In addition, information about treatment of equity awards and non-qualified deferred compensation in the event of involuntary termination and/or a change in control, as well as information about enhanced benefits available to Mr. Dwyer under his letter agreement (see description in the subsection Employment Agreements) is provided below.
Potential Payments under the Management Continuity Agreements
As discussed in the subsection Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the executive officer in the event of the officer’s involuntary termination in association with a change in control.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater), for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under the MCA.
Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of the MCA, and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us, or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums paid under the MCA if a court issues a final ruling finding the officer’s breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our named executive officers are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Mr. Neugent is eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:

•
a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;

•
a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;

•	Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;

•	outplacement services for a period to be determined by us, but not exceeding two years; and

•
vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan and the Post Holdings, Inc. 2016 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements and Nonqualified Deferred Compensation.

Additionally, the Plan provides that certain business unit executives, including Mr. Neugent and Mr. Dwyer, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business unit or employing subsidiary (“Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.
Severance Benefits Within the Context of a Change in Control - Mr. Neugent
The Plan was amended and restated effective August 1, 2017. The Plan continues to provide severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also now provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Mr. Neugent as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), Mr. Neugent would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater), for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event his employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.

Mr. Neugent also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan, and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of his duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us, or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.
Equity Grant Agreements and Nonqualified Deferred Compensation
Equity awards granted to officers under both the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) and the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. Except with respect to restricted stock units granted to Mr. Zadoks and Ms. Gray in 2014 (the applicable change in control provisions of which are described below), the agreements governing all of our executive officers’ stock options, stock appreciation rights and restricted stock units issued under the 2012 Plan provide that in the event of a qualifying termination within two years after a change in control, or if instead such officers’ employment continues but the equity awards will not remain outstanding because of the change in control (if, e.g., they are not assumed by the surviving corporation), any unexercised and unvested restricted stock units, stock options or stock appreciation rights become 100% vested. Mr. Zadoks’ and Ms. Gray’s 2014 restricted stock units will fully vest in the event of a change in control while employed. Equity awards granted under the 2016 Plan fully vest if the grantee experiences a qualifying termination during the one year period following a change in control. Equity awards issued to officers under both the 2012 Plan and the 2016 Plan vest in whole or in part upon a termination because of death or disability. The agreement governing the restricted stock units awarded to Mr. Vitale on February 2, 2016 also provides by its terms that the vesting of the award will fully accelerate in the event of Mr. Vitale’s retirement, which is defined as a voluntary termination of employment after a combination of Mr. Vitale’s age and years of service reaches 65.
Additionally, under the Executive Severance Plan, in the event that an executive covered under the Plan has an equity award with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.
Following vesting, stock options and stock appreciation rights currently outstanding will remain exercisable until the earlier of: three years from the date of normal retirement or involuntary termination; or the expiration of the award under its terms. See the below table for the value of stock and option awards at termination.

The named executive officers, along with other employees who meet the eligibility requirements, are permitted to participate in the Post Holdings, Inc. Deferred Compensation Plan for Key Employees and the Post Holdings, Inc. Executive Savings Investment Plan, which were amended and restated effective August 1, 2017. These nonqualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested.
Severance Benefits for Mr. Dwyer Upon Termination Due to Death or Disability
Under the letter agreement with Mr. Dwyer discussed in the subsection Employment Agreements below, Mr. Dwyer is due the following benefits in the event of termination of his employment due to death or disability:

•	a pro-rated portion of his target bonus award for the fiscal year in which his termination occurs;

•
an amount equal to two times the sum of his annual base salary and target bonus for the year in which his termination occurs (in the event of termination for disability only), a pro-rated portion of which must be repaid if Mr. Dwyer is reemployed in the two-year period following his termination;

•
an enhanced death benefit consisting of the excess, if any, of (a) two times his annual base salary and target bonus for the fiscal year in which his death occurs, over (b) what he would receive under the Company-paid life insurance plan, available only if his death occurs while he is in his current position; and

•	COBRA coverage for family members for a period of 18 months.
Mr. Dwyer is grandfathered under a Company-paid life insurance plan, pursuant to which in the event of termination of his employment due to his death, his beneficiary or beneficiaries would receive six hundred twenty thousand dollars.
Payment of any severance benefits because of disability under the letter agreement is conditioned on Mr. Dwyer executing a general release in favor of the Company, with a waiver of any severance benefits that may become payable to him under his MCA to the extent those would exceed payments due under his letter agreement.

The table below sets forth estimates of the amounts to which each named executive officer would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees in the event of (a) the voluntary termination of the officer’s employment or the officer’s retirement, (b) the involuntary not for cause termination of the officer’s employment, (c) the involuntary termination of the officer’s employment after a change in control, or (d) the officer’s death or disability, each as if such event occurred on September 30, 2017.

Name			Voluntary Termination or Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—	5,620,000	(1)	7,639,405	(2)	—
	Value of Stock and Option Awards	(3)	—	7,115,130		39,214,680		32,330,020
	Health Benefits and Insurance		—	3,399		68,209		—	(6)
	Outplacement Assistance		—	40,000		20,000		—
	Total		—	12,778,529		46,942,294		32,330,020

Jeff A. Zadoks	Cash (Salary and Bonus)		—	2,595,000	(1)	3,349,061	(2)	—
	Value of Stock and Option Awards	(3)	—	1,765,400		3,999,028	(4)	3,704,736
	Health Benefits and Insurance		—	3,399		68,209		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		—	4,375,799		7,436,298		3,704,736

James E. Dwyer, Jr.	Cash (Salary and Bonus)		—	3,395,000	(1)	4,542,718	(2)	675,000	(7)
	Value of Stock and Option Awards	(3)	—	—		3,361,426		2,159,204
	Health Benefits and Insurance		—	1,724		42,411		2,638,953	(8)
	Outplacement Assistance		—	12,000		20,000		—
	Total		—	3,408,724		7,966,555		5,473,157

Diedre J. Gray	Cash (Salary and Bonus)		—	2,320,000	(1)	2,994,374	(2)	—
	Value of Stock and Option Awards	(3)	—	1,412,320		3,502,513	(5)	3,208,221
	Health Benefits and Insurance		—	3,399		68,437		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		—	3,747,719		6,585,324		3,208,221

Christopher J. Neugent	Cash (Salary and Bonus)		—	3,395,000	(1)	4,399,479	(2)	—
	Value of Stock and Option Awards	(3)	—	—		2,883,425		2,883,425
	Health Benefits and Insurance		—	3,399		68,209		—	(6)
	Outplacement Assistance		—	12,000		20,000		—
	Total		—	3,410,399		7,371,113		2,883,425
_________

(1)	For purposes of this calculation, the Company assumes that performance goals were achieved.

(2)	Net present value calculated using a discount rate of 4.9%.

(3)	All unvested restricted stock unit awards and option awards were valued at the closing price of our common stock on September 30, 2017.

(4)
20,000 restricted stock units awarded to Mr. Zadoks on June 17, 2014 vest upon a change in control even without an involuntary termination. The value of those restricted stock units if valued at a closing price of our common stock on September 30, 2017 is $1,765,400.

(5)
16,000 restricted stock units awarded to Ms. Gray on June 17, 2014 vest upon a change in control even without an involuntary termination. The value of those restricted stock units if valued at a closing price of our common stock on September 30, 2017 is $1,412,320.

(6)	All salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.

(7)
Amount shown is amount Mr. Dwyer would be entitled to in the event of his death. In the event of his termination because of disability, Mr. Dwyer would be entitled to $3,375,000 with respect to his salary and bonus.

(8)	Amount shown is the amount Mr. Dwyer would receive in the event of his death. In the event of his termination because of disability, Mr. Dwyer would receive $18,953 with respect to health benefits.

Employment Agreements
On October 1, 2015, we entered into a letter agreement with James E. Dwyer, Jr. pursuant to which the Company and Mr. Dwyer agreed to certain items regarding Mr. Dwyer’s compensation and benefits, including (i) that Mr. Dwyer’s annual base salary would be no less than $600,000; (ii) that Mr. Dwyer’s annual target bonus would be no less than 100% of his annual base salary; (iii) Mr. Dwyer’s eligibility under the Company’s short-term disability and long-term disability programs; and (iv) payments to Mr. Dwyer in the event of termination of his employment due to death or disability, which include:

•	accrued, but unpaid, base salary through the date of termination;

•	a pro-rated portion of Mr. Dwyer’s target bonus award for the fiscal year in which his termination occurs;

•	an amount equal to two times the sum of Mr. Dwyer’s annual base salary and target bonus for the year in which his termination occurs (in the event of termination for disability only);

•
an enhanced death benefit (described in further detail in the subsection Potential Payments Upon Termination of Employment or Change in Control - Severance Benefits for Mr. Dwyer Upon Termination Due to Death or Disability above); and

•	COBRA coverage for family members for a period of 18 months.
None of our other named executive officers has an employment agreement with the Company.

Director Compensation for the Fiscal Year Ended September 30, 2017
All non-employee directors (except the Chairman of the Board) receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based on a benchmarking study prepared by Aon Hewitt, the Committee’s independent compensation consultant.
All non-employee directors (except the Chairman of the Board) receive an annual retainer of $80,000. The chairmen of the Audit Committee and the Corporate Governance and Compensation Committee receive additional annual retainers of $15,000. The Lead Director receives an additional annual retainer of $20,000.
In addition to cash compensation, all non-employee directors (except the Chairman of the Board) receive an annual grant in the form of restricted stock units valued at approximately $140,000 on the date of grant. All awards fully vest on the third anniversary of the date of grant. In addition, all awards fully vest at the director’s retirement, disability or death.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their expenses incurred in connection with Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be invested in Post common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution. Balances are paid in cash upon leaving the Board of Directors in one of three ways: (1) lump sum payout; (2) five-year installments; or (3) ten-year installments.
In order to encourage ownership of our stock by non-employee directors, we require that any shares of our common stock acquired as a result of stock appreciation rights exercises must be held until the director’s retirement or other termination of directorship. At that time, the shares are then free to be sold or transferred at the director’s request. Further, we have established stock ownership guidelines applicable to all non-employee directors. See Other Compensation Policies—Stock Ownership Guidelines under Compensation Discussion and Analysis for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2017, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3)(4) ($)	All Other Compensation(5)(6) ($)	Total ($)
Jay W. Brown	115,000	142,256	—	38,330	295,586
Edwin H. Callison	80,000	142,256	—	26,664	248,920
Gregory L. Curl	80,000	142,256	—	—	222,256
Robert E. Grote	93,333	142,256	—	31,108	266,697
David W. Kemper	80,000	142,256	—	26,664	248,920
David P. Skarie	95,000	142,256	—	31,664	268,920
William P. Stiritz	—	—	—	292,954	292,954
_________

(1)
This amount represents the grant date fair value of 1,700 restricted stock units granted on January 31, 2017. All awards fully vest on the third anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines. In addition, all awards fully vest at the director’s retirement, disability or death.

(2)	The number of shares of unvested restricted stock units held by each director, other than Mr. Stiritz, as of September 30, 2017 was 4,200 shares. Mr. Stiritz held no unvested restricted stock units.

(3)
At September 30, 2017, Messrs. Brown, Callison, Curl, Grote and Skarie all held 20,000 vested stock appreciation rights and 5,000 unvested stock appreciation rights. Mr. Kemper held no vested stock appreciation rights and 10,000 unvested stock appreciation rights at September 30, 2017. All awards fully vest on the third anniversary of the date of grant, but must be held until the director’s retirement or other termination of directorship. In addition, all awards fully vest at the director’s resignation, retirement, disability or death, or the occurrence of a change in control of the Company while the director is in service.

(4)	At September 30, 2017, Mr. Stiritz held 2,316,666 vested stock options and 333,334 unvested stock options to purchase shares of our common stock.

(5)
For all non-management directors except Mr. Stiritz, this amount represents the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors.

(6)
For Mr. Stiritz, this amount represents: (a) personal use of the Company’s aircraft for the fiscal year ended September 30, 2017, the cost (on a variable basis and including gross-up on income taxes) for such use was $124,224; and (b) payment of the filing fee and related legal costs incurred in connection with a filing by Mr. Stiritz under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) in the amount of $168,730. The filing was required because, due to stock price appreciation and the acquisition of shares under the Company’s equity compensation plans, the dollar value of shares held by Mr. Stiritz exceeded thresholds established under the HSR Act. The Corporate Governance and Compensation Committee considered it appropriate to pay these expenses because they arose as a result of the operation of the Company’s equity compensation plans.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Jay W. Brown, Chairman
Robert E. Grote
Edwin H.Callison

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 16 and the related tables and narrative disclosures beginning on page 30. As a result of the vote at our 2013 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our corporate officers with the interests of our shareholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:

•	Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.

•	Compensation should be tied to our overall financial performance.

•	Compensation should align the long-term interests of our executives with those of our shareholders.

•	Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the corporate officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 16 and the related tables and narrative disclosures beginning on page 30. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 16 and the related compensation tables and narrative disclosures beginning on page 30 as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board nor the Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, during our fiscal year 2017, the Corporate Governance and Compensation Committee was composed, and is currently composed, of Messrs. Brown, Callison and Grote. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 14, 2017, except for the person set forth in the Security Ownership of Management table on page 47. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding (7)
Wellington Management Group LLP (1) 280 Congress Street, Boston, MA 02210	8,246,560	11.9%
Vanguard Group Inc. (2) PO Box 2600 V26, Valley Forge, PA 19482	5,241,985	7.6%
BlackRock, Inc. (3) 55 East 52nd Street, New York, NY 10055	4,893,284	7.1%
Route One Investment Company, L.P. (4) One Letterman Drive, Bldg D-Main, Suite 200, San Francisco, CA 94129	4,288,083	6.2%
FMR LLC (5) 245 Summer Street, Boston, MA 02210	4,056,105	5.9%
Iridian Asset Management LLC (6) 276 Post Road West, Westport, CT 06880	3,882,909	5.6%
_________

(1)	As reported on Schedule 13F filed with the SEC on November 13, 2017 with a report date of September 30, 2017.

(2)	As reported on Schedule 13F filed with the SEC on November 14, 2017 with a report date of September 30, 2017.

(3)	As reported on Schedule 13F filed with the SEC on November 14, 2017 with a report date of September 30, 2017.

(4)	As reported on Schedule 13F filed with the SEC on November 14, 2017 with a report date of September 30, 2017.

(5)	As reported on Schedule 13F filed with the SEC on November 13, 2017 with a report date of September 30, 2017.

(6)
As reported on Schedule 13F filed by Iridian Asset Management LLC/CT filed with the SEC on November 8, 2017 (with respect to 3,013,499 shares) and Schedule 13F filed by First Eagle Investment Management, LLC, 1345 Avenue of the Americas, New York, NY 10105, filed with the SEC on November 6, 2017 (with respect to 869,410 shares) with report dates of September 30, 2017. Iridian Asset Management LLC/CT is an institutional investment manager whose holdings also are included on the Schedule 13F filed by First Eagle Investment Management, LLC.

(7)
The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 13, 2017 (66,120,127 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (3,147,830).

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 13, 2017, by our directors, director nominees and executive officers. Except as noted, all such persons possess sole voting and dispositive powers with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		Exercisable Options		Total		% of Shares Outstanding (1)	Other Stock-Based Items (2)	Total Stock-Based Ownership
William P. Stiritz	1,831,804	(3)	2,316,666		4,148,470		6.0%	—	4,148,470
Robert V. Vitale	76,467	(4)	675,666	(5)	752,133		1.1%	—	752,133
Jay W. Brown	—		—	(6)	—		*	15,163	15,163
Edwin H. Callison	2,000	(7)	—	(6)	2,000		*	11,356	13,356
Gregory L. Curl	—		—	(6)	—		*	—	—
Robert E. Grote	1,000	(8)	—	(6)	1,000		*	12,994	13,994
Ellen F. Harshman	—		—		—		*	107	107
David W. Kemper	—		—	(6)	—		*	2,906	2,906
David P. Skarie	27,880	(9)	—	(6)	27,880		*	12,966	40,846
Jeff A. Zadoks	8,832	(10)	21,333		30,165		*	—	30,165
James E. Dwyer, Jr.	12,284		77,166		89,450	(11)	*	—	89,450
Diedre J. Gray	8,832	(12)	17,000		25,832		*	—	25,832
Christopher J. Neugent	30,999		39,999		70,998		*	—	70,998
All directors and executive officers as a group (13 people)	2,000,098		3,147,830		5,147,928		7.4%	55,492	5,203,420
_________

(1)
The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 13, 2017 (66,120,127 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (3,147,830).

(2)
Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(3)
Includes 169,369 shares of common stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 250,073 shares of common stock held by his wife.

(4)	Includes 26,526 shares held in trusts for the benefit of Mr. Vitale.

(5)
Includes 380,000 exercisable stock options held in a trust for the benefit of Mr. Vitale, 13,332 exercisable stock options held in a trust for the benefit of Mr. Vitale’s wife and 26,666 exercisable stock options held in trusts for the benefit of Mr. Vitale’s children.

(6)
Although our non-employee directors (other than our Chairman of the Board) were granted stock appreciation rights on an annual basis, these stock appreciation rights become exercisable the later of three years from the date of grant or upon that non-employee director’s resignation, retirement, disability or death.

(7)
Includes 100 shares of common stock held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 300 shares held in a family trust and 600 shares held in his daughter’s and grandchildren’s trusts.

(8)	Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.

(9)	Mr. Skarie has shared voting and investment power with his wife with respect to 6,487 shares held in his children’s trust.

(10)	Mr. Zadoks has shared voting and investment power with his wife with respect to 3,333 shares held in a revocable trust.

(11)
The totals for Mr. Dwyer reflect the reduction of shares of common stock and option awards that occurred during fiscal year 2017 when beneficial ownership of certain amounts of his shares of common stock and certain portions of his option awards were transferred to his former spouse pursuant to a domestic relations order.

(12)	Ms. Gray has shared voting and investment power with her husband with respect to 3,333 shares held in a revocable trust.

Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.
Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during the preceding fiscal year, except that Mr. Stiritz failed to timely report five transactions on four Form 4s. Mr. Stiritz reported these transactions on a Form 5 filed on October 11, 2017.

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION TO REMOVE THE BOARD’S EXCLUSIVE POWER TO AMEND BYLAWS
(Proxy Item No. 4)
Our Board of Directors unanimously has approved, and recommends that the Company’s shareholders approve, an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to amend the last sentence of Article 8 to remove the provision giving our Board of Directors the exclusive power to amend, alter, change or repeal our Amended and Restated Bylaws (the “Bylaws”), in order to allow both directors and shareholders to amend our Bylaws. Missouri law and the Articles of Incorporation require that an amendment of the Articles of Incorporation be approved by the affirmative vote of a majority of the outstanding shares of the Company. The full text of the proposed amendment and restatement of the Articles of Incorporation (the “Proposed Articles Amendment”) is set forth in Annex A to this proxy statement (the proposed new text is underlined and the proposed deleted text is crossed out) (hereinafter referred to as the “Amended and Restated Articles of Incorporation”).
Currently, our Articles of Incorporation and Bylaws provide that our Board of Directors has the exclusive power to amend our Bylaws. Our Board of Directors is committed to strong and effective corporate governance and monitors regularly our corporate governance policies and practices. The ability of shareholders to amend bylaws is increasingly considered an important aspect of good corporate governance. Our Board of Directors has concluded that amending our Articles of Incorporation and Bylaws to allow shareholders to amend our Bylaws will enhance our corporate governance practices by giving shareholders a say in important governance principles.
Article 8 of our Articles of Incorporation currently provides that our Bylaws may only be amended by two-thirds of the members of our Board of Directors. The Proposed Articles Amendment removes the provision that only our Board of Directors can amend our Bylaws and instead provides that our Bylaws may be amended in the manner provided for in our Bylaws.
Our Board of Directors, subject to shareholder approval of the Amended and Restated Articles of Incorporation, also has approved an amendment and restatement (the “Proposed Bylaws Amendment”) of our Bylaws to provide that our Bylaws may be amended by either a two-thirds majority of our Board of Directors or by shareholders holding a majority of all of the outstanding shares of capital stock of the Company entitled to vote thereon. The Proposed Bylaws Amendment also provides that our Board of Directors cannot amend the Bylaws to alter the Company’s shareholders’ power to amend the Bylaws, and the Company’s shareholders cannot amend the Bylaws to alter the Board of Directors’ power to amend the Bylaws. Approval of the Proposed Bylaws Amendment does not require shareholder action.
This general description of the proposed changes to the Articles of Incorporation is qualified in its entirety by reference to the proposed Amended and Restated Articles of Incorporation set forth in Annex A to this proxy statement. If the Amended and Restated Articles of Incorporation are approved by the shareholders, then the Amended and Restated Articles of Incorporation will become effective upon their filing with the Missouri Secretary of State. The corresponding Proposed Bylaws Amendment which has been adopted by our Board of Directors will become effective only if the Amended and Restated Articles of Incorporation are approved by the shareholders. If the Amended and Restated Articles of Incorporation are not approved by the shareholders, then the Articles of Incorporation and Bylaws will remain unchanged and shareholders will not be permitted to amend our Bylaws.
The Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of the Articles of Incorporation to remove the provision giving our Board of Directors the exclusive power to amend our Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for officers and employees and our written Board of Directors code of ethics each contains written conflict of interest policies that together are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
The Committee will pre-approve certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions, and (iii) certain banking-related services. No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. William Stiritz, our Chairman of the Board, joined the Company as a Brand Manager in November 2013 for the Company’s subsidiary, Premier Nutrition Corporation. Mr. Nick Stiritz is currently a Senior Brand Manager and has an annual base salary of $150,000 and a bonus target of 15%. In November 2017, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction. In setting Mr. Nick Stiritz’s compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees.
OTHER MATTERS
Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson Inc. to assist in the solicitation of proxies for a fee of $13,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Nominations and Proposals for the 2019 Annual Meeting
Under our Bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2019 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between September 27, 2018 and October 27, 2018. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2019 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 13, 2018 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings
Upon written request and at no charge, we will provide a copy of any of our filings with the SEC, including our annual report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents also are available on our website at www.postholdings.com, and the website of the SEC at www.sec.gov.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2017 annual report may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 3 of this proxy statement. There, you also will find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

Householding
SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying our corporate secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.
By order of the Board of Directors,

/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 11, 2017

ANNEX A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
POST HOLDINGS, INC.
* * *
ARTICLE ONE
The name of the corporation (herein referred to as the “Corporation”) is Post Holdings, Inc.
ARTICLE TWO
The name and address of the Corporation’s registered agent in Missouri is CT Corporation System, 120 South Central Avenue, Clayton, Missouri 63105.
ARTICLE THREE - AUTHORIZED SHARES
CLASSES AND NUMBER OF SHARES
The aggregate number of shares of capital stock which the Corporation is authorized to issue is 350,000,000 shares, consisting of:

(i)	300,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”); and

(ii)	50,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

A.	No Preemptive Rights
All preemptive rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security or securities of the Corporation shall have any preferential or preemptive right to acquire any additional shares of Common Stock, Preferred Stock or any other security or securities of the Corporation.

B.	No Cumulative Voting
All cumulative voting rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security of the Corporation shall have any right to vote cumulatively in the election of directors or for any other purpose.

C.	Terms of Preferred Stock
The terms of the shares of each series of Preferred Stock shall be as stated and expressed in these Amended and Restated Articles of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors. Subject to the requirements of the GBCL and the provisions of these Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized to cause any number of authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

(i)	The number of shares constituting such series of Preferred Stock and the designations thereof;

(ii)
The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the time at which, and the terms and conditions on which, any dividends shall be paid;

(iii)
The right, if any, of the holders of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GBCL and the provisions of these Amended and Restated Articles of Incorporation;

(iv)
Whether or not the shares of such series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock or shares of any other series of the Preferred Stock, now or hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, any provision for future adjustment in the conversion or exchange rate, and the terms and conditions upon which the conversion or exchange right shall be exercised;

(v)
The redemption or purchase price or prices of the shares of the series of Preferred Stock, if any, and the times at which, and the terms and conditions under which, the shares of such series Preferred Stock may be redeemed or purchased;

(vi)	The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of any such sinking fund;

(vii)
The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto;

(viii)	From time to time to include additional authorized and undesignated shares of Preferred Stock in such series; and

(ix)	Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of such series of Preferred Stock.
ARTICLE FOUR - INCORPORATOR
The name and place of residence of the incorporator of the Corporation is G. A. Billhartz, 800 Market Street, Suite 2900, St. Louis, Missouri 63101.
ARTICLE FIVE - DIRECTORS

A.	Number and Classification
The number of directors to constitute the initial Board of Directors of the Corporation shall be three. Hereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three. Any changes in the number of directors shall be reported to the Secretary of State of Missouri within the time periods required by the GBCL. The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term (and until their respective successors shall have been elected and qualified in each class or until their earlier death, resignation or removal), so that the term of one class of directors shall expire in each year. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Amended and Restated Articles of Incorporation or any Certificate of Designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article Five unless expressly provided by such terms. As used in these Amended and Restated Articles of Incorporation, the term “entire Board of Directors” means the total number of directors fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

B.	Removal of Directors
At a meeting called expressly for that purpose, one or more members of the Board of Directors may be removed only for cause and only by the affirmative vote of a least (i) two-thirds of all members of the Corporation’s Board of Directors, and (ii) two-thirds of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote). Whenever the holders of the shares of any class are entitled to elect one or more directors, the provisions of this Article shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to vote the holders of the outstanding shares as a whole. In addition, any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of the director’s term of office, as provided by law, in the event that the director fails, at the time of removal, to meet any qualifications stated in the Bylaws of the Corporation for election as a director or shall be in breach of any agreement between the director and the Corporation relating to the director’s service as a director or employee of the Corporation.

C.	Vacancies
Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum), until the next election of directors by the shareholders of the Corporation.

D.	Amendment
This Article Five may be amended, altered, changed or repealed only upon the affirmative vote of not less than two-thirds of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors voting together as a single class; provided, however, that whenever the holders of shares of any class are entitled to elect one or more directors, such amendment, alternation, change or repeal shall also require the affirmative vote of not less than two-thirds of the outstanding shares of each such class entitled to vote at such meeting.
ARTICLE SIX - TERM OF EXISTENCE
The Corporation shall have a perpetual existence.
ARTICLE SEVEN - PURPOSES
The purposes of the Corporation are to engage in any lawful act or activity for which a corporation now or hereafter may be organized under the GBCL.
ARTICLE EIGHT - BYLAWS
The Bylaws of the Corporation may be amended, altered, changed or repealed in the manner provided for in the Bylaws~~, and a provision or provisions inconsistent with the provisions of the Bylaws as they may exist from time to time may be adopted, only by a vote of two-thirds of all of the members of the Board of Directors~~.
ARTICLE NINE - CERTAIN BUSINESS COMBINATIONS
A.Approval
The approval of any Business Combination shall, in addition to any affirmative vote otherwise required by the GBCL, require the recommendation of the Board of Directors and the affirmative vote of the holders of not less than 85% of all of the outstanding shares of the capital stock of the Company then entitled to vote at a meeting of shareholders called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that, notwithstanding the foregoing, any such Business Combination may be approved on any affirmative vote required by the GBCL if:

(a)	There are one or more Continuing Directors and the Business Combination shall have been approved by a majority of them; or

(b)
(1) The consideration to be received by shareholders of each class of stock of the Corporation shall be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and (2) the cash, or Market Value of the property, securities or other shareholders of each class of stock of the Corporation in the Business Combination is not less than the higher of:

(i)
the highest per share price paid by the Interested Shareholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the Business Combination, with appropriate adjustments for stock splits, stock dividends and like distributions, or

(ii)	the Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

B.Definitions

(a)
For purposes of this Article Nine, any terms not otherwise defined herein shall have the meanings set forth in Section 351.459 of the GBCL as in effect on the date these Amended and Restated Articles of Incorporation become effective.

(b)
The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of the Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director if the successor is not an Affiliate or Associate of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

C.Amendment
This Article Nine may be amended, altered, changed or repealed only upon the affirmative vote of not less than 85% of all the outstanding shares of capital stock of the Corporation entitled to vote at a meeting called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that this Article may be amended, altered, changed or repealed upon the affirmative vote required by the GBCL, if such amendment, alternation, change or repeal has been approved by a majority of the Board of Directors, if there is not an Interested Shareholder, or if there is an Interested Shareholder, by a majority of the Continuing Directors.
D.    Article Inapplicable to Ralcorp Holdings, Inc.
This Article Nine shall not apply to any transactions with Ralcorp Holdings, Inc, a Missouri corporation or its subsidiaries, in connection with the Separation and Distribution Agreement by and among Ralcorp, the Corporation and Post Foods, LLC, a Delaware limited liability company, or any agreement or matter provided for therein or contemplated thereby.
ARTICLE TEN - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
A.Actions Involving Directors and Officers
The Corporation shall indemnify each person (other than a party plaintiff suing on his or her behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
B.Actions Involving Employees or Agents
1.Permissive Indemnification. The Corporation may, if it deems appropriate and as may be permitted by this Article Ten, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
2.Mandatory Indemnification. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article Ten, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection with the action, suite or proceeding.

C.Determination of Right to Indemnification in Certain Circumstances
Any indemnification required under Section A of this Article Ten or authorized by the Corporation in a specific case pursuant to Section B of this Article Ten (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Ten. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.
D.Standard of Conduct
Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article Ten (including without limitation pursuant to any agreement entered into pursuant to Section G of this Article Ten) from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restricted standard of conduct with respect to the indemnification of any employee or agent of the Corporation.
E.Advance Payment of Expenses
Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit, proceeding or claim shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit, proceeding or claim may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Ten.

F.	Rights Not Exclusive
The indemnification and other rights provided by this Article Ten shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, and the Corporation is hereby specifically authorized to provide such indemnification and other rights by any agreement, vote of shareholders or disinterested directors or otherwise.

G.	Indemnification Agreements Authorized
Without limiting the other provisions of this Article Ten, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

H.	Insurance
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf of the Corporation in any capacity or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit) against any claim, liability or expense asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Ten.

I.	Certain Definitions
For the purpose of this Article Ten:

(i)
Any director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances when any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

(ii)
References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise shall stand in the same position under the provisions of this Article Ten with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

(iii)
The term “other enterprise” shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of a corporation which imposes duties on , or involves services by, a director, officer, employee or agent of the Corporation with respect to any employee benefit plan, its participants, or beneficiaries; and unless a person’s conduct in connection with an employee benefit plan is finally adjudicated to have been knowingly fraudulent, deliberately dishonest or willful misconduct, such person shall be deemed to have satisfied any standard of care required by or pursuant to this Article Ten in connection with such plan; the term “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

J.	Survival
The indemnification and other rights provided pursuant to this Article Ten shall apply both to action by any director, officer, employee or agent of the Corporation in an official capacity and to action in another capacity while holding such office or position and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Amended and Restated Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article Ten shall survive amendment or repeal of this Article Ten with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

K.	Liability of the Directors
It is the intention of the Corporation to limit the liability of the directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the Corporation shall be so eliminated or limited without the need for amendment of these Amended and Restated Articles of Incorporation or further action on the part of the shareholders of the Corporation.

L.	Amendment
This Article Ten may be amended, altered, changed or repealed only upon the affirmative vote of not less than 85% of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors voting together as a single class.
ARTICLE ELEVEN - AMENDMENT OF ARTICLES OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner prescribed herein for amendment of such provision and if not so prescribed then in the manner now or hereafter prescribed by law and all rights and powers conferred herein on shareholders, directors and officers of the Corporation are subject to this reserved power.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 25, 2018.
Vote by Internet • Go to www.envisionreports.com/POST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1 and FOR Item Nos. 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Jay W. Brown	☐	☐	02 – Edwin H. Callison	☐	☐	03 – William P. Stiritz	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2018.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

4. Vote to amend and restate the Company’s Amended and Restated Articles of Incorporation to remove the Board’s exclusive power to amend the Company’s Bylaws.	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 644-7626 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

POST HOLDINGS, INC.
2018 ANNUAL MEETING OF SHAREHOLDERS

THE RITZ-CARLTON, ST. LOUIS
100 CARONDELET PLAZA
ST. LOUIS, MISSOURI 63105
Thursday, January 25, 2018 at 9:00 a.m.
SIGNATURE _______________________________________________
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2018
THE RITZ-CARLTON, ST. LOUIS, 100 CARONDELET PLAZA, ST. LOUIS, MISSOURI 63105

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 25, 2018 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 AND 4.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1 and FOR Item Nos. 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Jay W. Brown	☐	☐	02 – Edwin H. Callison	☐	☐	03 – William P. Stiritz	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2018.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

4. Vote to amend and restate the Company’s Amended and Restated Articles of Incorporation to remove the Board’s exclusive power to amend the Company’s Bylaws.	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2018
THE RITZ-CARLTON, ST. LOUIS, 100 CARONDELET PLAZA, ST. LOUIS, MISSOURI 63105

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 25, 2018 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 AND 4.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)